UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2019

Best Hometown Bancorp, Inc.
 (Exact name of registrant as specified in its charter)

Maryland	000-55652	81-1959486
State or other jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

100 East Clay Street, Collinsville, Illinois 62234
(Address of principal executive offices) (Zip Code)

(618) 345-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01	Other Events.

On July 1, 2019, Best Hometown Bancorp, Inc. (the “Company”) issued a press release announcing that on July 1, 2019, the Company filed a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister the Company’s Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend its obligations to file reports with the SEC.  The Company was eligible to file the Form 15 because the Company’s Common Stock was held by less than 1,200 holders of record as of July 1, 2019 and upon the filing of the Form 15 with the SEC.  As a result of the filing of the Form 15 with the SEC, the obligations of the Company to file periodic reports, including Forms 10-K, 10-Q and 8-K were immediately suspended.  The Company expects the deregistration to become effective 90 days after July 1, 2019, which is the date that the Form 15 was filed.  During this 90 day period, the Company and certain beneficial owners of the Company’s Common Stock will remain subject to the SEC’s proxy rules and beneficial ownership reporting requirements.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated July 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2019	BEST HOMETOWN BANCORP, INC.

	By:	/s/ Ronnie R. Shambaugh
	Name:	Ronnie R. Shambaugh
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated July 1, 2019